Exhibit 10(f)

GREIF, INC.

SECOND AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2008

GREIF, INC.

SECOND AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

1.00 Purpose

Prior to the Effective Date (as defined below), Greif Bros. Corporation (the predecessor of Greif, Inc.) entered into a series of Individual Agreements with various of its select management and highly compensated employees. Effective January 1, 2004 (the “Effective Date”), Greif, Inc. (the “Corporation”) adopted the Greif Supplemental Executive Retirement Plan (the “Plan”) [1] as a means of providing the benefits described in the Plan to each Eligible Employee who was a party to an Individual Agreement as of the Effective Date and to each other Eligible Employee who became a Participant after the Effective Date and [2] to supersede and replace the provisions of any and all of the Individual Agreements. Effective January 1, 2005, the Corporation amended and restated the Plan to [a] incorporate changes required by the American Jobs Creation Act of 2004 and [b] make other appropriate changes. Effective January 1, 2008, the Corporation amended the Plan to comply with Code Section 409A and the temporary regulations promulgated thereunder. Effective January 1, 2008 (the “Restatement Effective Date”), the Corporation adopts this second amended and restated version of the Plan to incorporate changes required by Code Section 409A and the final regulations promulgated thereunder. This Plan is intended to be an unfunded, nonqualified program of deferred compensation within the meaning of Title I of ERISA.

2.00 Definitions

Whenever used in this Plan, the following words, terms and phrases will have the meanings given to them in this Section, unless another meaning is expressly provided elsewhere in this Plan. Also, the form of any word, term or phrase will include all of its other forms. Other words, terms and phrases also may be defined in the Plan text. Other capitalized terms are defined in the Qualified Plan and are incorporated into this document by reference. Any amendment to any term defined in the Qualified Plan will automatically be deemed to be an amendment to that same term as used in this document regardless of the restrictions and procedures described in Section 8.00.

2.01 Administrator: The person or entity employed by the Committee to assist in the administration of the Plan in accordance with Section 7.00.

2.02 Annual SERP Compensation: The base compensation and any short-term incentive compensation earned by a Participant from his or her Employer during the relevant year.

2.03 Average Annual SERP Compensation: [1] the Annual SERP Compensation earned during the three (3) consecutive year period during the Participant’s last five (5) years of employment in which his or her Annual SERP Compensation is the highest, divided by [2] three.

2.04 Beneficiary: The person or persons designated by a Member to receive any Plan Benefit that is unpaid on the date of the Member’s death. A Beneficiary may be designated only by following the procedures described in Section 10.01.

2.05 Board: The Corporation’s board of directors or other governing body.

2.06 Cause:

[1] Any act which the Corporation, in its sole discretion, concludes is detrimental to the Corporation’s, the Group’s or any Group Member’s best interests;

[2] Serious, willful misconduct relating to the discharge of the duties owed to the Member’s Employer;

[3] Conviction of a felony or perpetuation of a common law fraud;

[4] Willful failure to comply with laws applicable to the execution of the Corporation’s, any Group Member’s or the Group’s business;

[5] Theft, fraud, embezzlement, dishonesty or other willful misconduct that has resulted in economic damage to the Corporation, the Group or any Group Member; or

[6] Failure to comply with the Corporation’s drug and alcohol abuse policy.

2.07 Change in Control: The occurrence of the first of any of the following events:

[1] Any direct or indirect acquisition by a “person,” including a “group” [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Act”)] after which the “person” or “group” is the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing more than thirty (30) percent of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of the Board; provided, however, that “person” or “group” will not include [a] the Corporation, [b] any entity under common control with the Corporation (within the meaning of Code Section 414), or [c] any employee benefit plan of any entity described in subclauses [a] and/or [b] of this Section 2.07[1]; or

[2] The adoption or authorization by the shareholders of the Corporation of a definitive agreement or a series of related agreements [a] for the merger or other business combination of the Corporation with or into another entity in which the shareholders of the Corporation immediately before the effective date of that merger or other business combination own less than fifty (50) percent of the voting power entitled to be exercised in the election of the board of directors of the entity immediately after the effective date of that merger or other business combination; or [b] for the sale or other disposition of all or substantially all of the assets of the Corporation; or

[3] The adoption by the shareholders of the Corporation of a plan relating to the liquidation or dissolution of the Corporation.

2.08 Code: The Internal Revenue Code of 1986, as amended, and any applicable rulings and regulations issued thereunder.

2.09 Committee: The Compensation Committee of the Board.

2.10 Corporation: Greif, Inc., a Delaware corporation.

2.11 Disability: “Disability” as defined in the Corporation’s long-term disability plan. An amendment to the definition of “Disability” specified in the Corporation’s long-term disability plan will automatically amend the definition of “Disability” used in this Plan regardless of the restrictions and procedures described in Section 8.00.

2.12 Effective Date: January 1, 2004.

2.13 Eligible Employee: Each person employed by an Employer who also [1] is a member of its select group of management employees or is a highly compensated employee within the meaning of Title I of ERISA and [2] is accruing a benefit under the Qualified Plan.

2.14 Employer: The Corporation and any Group Member that adopts the Plan by following the procedures described in Section 12.11.

2.15 Enrollment Form: The form described in Section 3.00[4] that each Eligible Employee must complete before beginning to accrue a Plan Benefit. If there is a conflict between the terms of the Plan and the terms of the Enrollment Form, the terms of the Plan will govern.

2.16 ERISA: The Employee Retirement Income Security Act of 1974, as amended, and any applicable rulings and regulations issued thereunder.

2.17 Good Reason: Without the affected Member’s written consent, one or more of the following events that occurs while he or she is a Member and that occurs other than as a direct result of the Member’s Termination:

[1] A material reduction in the Member’s compensation;

[2] The permanent assignment to the Member of duties inconsistent in any material respect with his or her position (including, without limitation, his or her status, office and title), authority, duties or responsibilities normally allotted to the Member or any other action that results in a material diminution in the Member’s position, authority, duties or responsibilities;

[3] Before the Member Terminates, any material breach by the Corporation or the Employer of (or the Corporation’s or the Employer’s inability to perform) the terms of any employment agreement with the Member; or

[4] Failure or refusal of any successor or assign of any Employer [a] to assume the duties and liabilities owed by that Employer to the Member under this Plan that arose before the Member’s Termination or [b] to assume the duties and liabilities owed by the Employer before the Member’s Termination under any employment agreement between the Employer (including those assumed from predecessor employers, if any) and the Member.

2.18 Group: The Corporation and all of its subsidiaries and affiliates that, along with the Corporation, would be considered a single employer under Code Sections 414(b) and (c).

2.19 Group Member: Each member of the Group.

2.20 Individual Agreement: The separate nonqualified deferred compensation agreements [1] between Greif Bros. Corporation and each employee who was an Eligible Employee on the Effective Date and [2] identified in each affected Member’s Enrollment Form.

2.21 Key Employee: A Participant who is a “specified employee” as defined in Code Section 409A and Treasury Regulation Section 1.409A-1(i) and as determined under the Corporation’s policy for determining specified employees.

2.22 Member: Collectively, [1] a Participant and [2] a former Participant who no longer is accruing a Plan Benefit but who has not received a full distribution of his or her Plan Benefit.

2.23 Normal Retirement Age: The date on which [1] a Member, other than the Chief Executive Officer of the Corporation as of the Restatement Effective Date, attains the age of sixty-five (65) or [2] the Chief Executive Officer of the Corporation as of the Restatement Effective Date attains the age of sixty-two (62).

2.24 Participant: An Eligible Employee who has met and continues to meet the conditions described in Section 3.00. A Participant’s participation will end automatically (but he or she will continue to be a Member) for any period [1] before the Participant’s Termination but during which he or she is not an Eligible Employee or [2] after Termination.

2.25 Plan: The Greif, Inc. Second Amended and Restated Supplemental Executive Retirement Plan, as described in this document and any amendments to it.

2.26 Plan Benefit: The benefit calculated under Section 4.00.

2.27 Qualified Plan: The Greif Pension Plan as in effect on the Effective Date and as it may be amended at any time after the Effective Date and any successor to it. Any amendment to the Qualified Plan that affects Plan Benefits will automatically be taken into account when calculating a Member’s Plan Benefit regardless of the restrictions and procedures described in Section 8.00.

2.28 Qualified Plan Benefit: The benefit each Member has accrued under the Qualified Plan on any relevant date and determined as described in Section 4.00.

2.29 Restatement Effective Date: [January 1, 2008]

2.30 Termination: A separation from service from the Group within the meaning of Code Section 409A and Treasury Regulation Section 1.409A-1(h).

2.31 Year of Vesting Service: On any given date, a Member will have the same number of “Years of Vesting Service” under this Plan that the Member has under the Qualified Plan on the same date, calculated as if the Member had participated in the Qualified Plan beginning on the first date of the Member’s employment with any Group Member.

3.00 Eligibility and Participation

[1] Each Eligible Employee who was a party to an Individual Agreement and all Eligible Employees who were participating in the Plan immediately prior to the Restatement Effective Date shall remain Participants in this Plan.

[2] In its sole discretion, each Employer (with the Committee’s concurrence) will decide which of its other Eligible Employees may participate in the Plan and the earliest date on which they may participate.

[3] A Participant will continue to be a Member until the earlier of the date he or she [a] is no longer an Eligible Employee, [b] Terminates, [c] is excluded (for any reason or for no reason) from the Plan by his or her Employer or [d] has received a complete distribution of his or her Plan Benefit.

[4] The Committee (and the Participant’s Employer) will prepare an Enrollment Form for each Eligible Employee who is to become a Participant. This Enrollment Form will specify the date the Eligible Employee may begin to earn a Plan Benefit and any other term or provision specifically affecting the Participant’s benefit or participation in the Plan.

[5] Before an Eligible Employee may participate in the Plan, he or she must complete the Enrollment Form providing any information the Committee may reasonably request.

4.00 Plan Benefits

4.01 Plan Benefit. A Member who Terminates after completing at least ten (10) Years of Vesting Service or otherwise after becoming fully vested as provided in Section 4.03 will receive a Plan Benefit equal to the difference between subclauses [1] and [2] below:

[1]	[a] The percentage of the Member’s Average Annual SERP Compensation specified in the Member’s Enrollment Form; times

[b] Years of Vesting Service (up to a maximum of twenty (20) years); divided by

[c] twenty (20); minus

[2] The annual Qualified Plan Benefit to which he or she is entitled on the same date, calculated as if the Member had participated in the Qualified Plan beginning on the first date of the Member’s employment with any Group Member. Notwithstanding the foregoing, for purposes of this Section 4.01, the annual Qualified Plan Benefit for a Member who previously was employed by Down River International, Inc. and Terminates after October 1, 2006, shall be the annual Qualified Plan Benefit to which he or she is entitled on the same date.

4.02 Rules Affecting Calculation of Benefit. The following rules will be applied when calculating the amounts described in Section 4.01:

[1] Any factor relevant to calculating the benefit amount described in Section 4.01[2] will be applied for purposes of calculating the amount described in Section 4.01[1], except that, for purposes of calculating the amount described in Section 4.01[1]:

[a] Annual SERP Compensation will not be subject to the limitations imposed by Code Section 401(a)(17); and

[b] The benefit will not be subject to the limitations imposed by Code Section 415.

[2] The benefit amounts described in Sections 4.01[1] and [2] will be calculated:

[a] With respect to the benefit amount under Section 4.01[2], in the normal form of payment provided for the Member under the Qualified Plan;

[b] Without regard to the effect of any Qualified Domestic Relations Order; and

[c] As of the date distribution of the Plan Benefit under this Plan is to begin and will include the value of any amount previously paid under the Qualified Plan as if the Qualified Plan Benefit had begun on the date distribution of the Plan Benefit under this Plan begins.

[3] Any Plan Benefit commencing prior to the Member’s Normal Retirement Age will be reduced by one-half of one percent (0.5%) for each month that the benefit commencement date precedes the Member’s Normal Retirement Age; and

[4] Once calculated, the Plan Benefit will not be adjusted.

4.03 Vesting.

[1] Except as provided in Sections 4.03[2] and 4.04, a Member will be fully vested in the Member’s Plan Benefit upon the earliest of the date he or she:

[a] Completes at least ten (10) Years of Vesting Service;

[b] Reaches his or her Normal Retirement Age;

[c] Dies;

[d] Suffers a Disability; or

[e] Terminates for Good Reason or is Terminated without Cause within twenty-four (24) consecutive calendar months beginning immediately after a Change in Control.

However, a Termination for Good Reason will not arise unless the Member notifies the Employer in writing of the event claimed to constitute Good Reason and the Employer fails to correct that event within thirty (30) days of receiving that written notice. Notwithstanding the foregoing, “Good Reason” will cease to exist for an event on the sixtieth (60th) day following the later of its occurrence or the Member’s knowledge thereof, unless the Member has given his or her Employer written notice thereof prior to such date.

[2] A Member will not be entitled to a Plan Benefit if he or she:

[a] Terminates before meeting one of the conditions listed in Section 4.03[1];

[b] Is Terminated for Cause at any time; or

[c] Violates his or her confidentiality or noncompetition agreement.

4.04 Occurrence of Certain Events. Regardless of any other provision of this Plan, if, at any time after distribution of the Plan Benefit begins under Section 5.00, the Corporation learns that the Member engaged in conduct that [1] would have constituted “Cause” had it been known before the Member Terminated or [2] violates the Member’s confidentiality or noncompetition agreement, any unpaid installments of the Plan Benefit will be forfeited and the Corporation will have no further liability to the Member.

5.00 Distribution of Plan Benefits

5.01 Time and Form of Payment. Subject to Sections 5.02 through 5.05, the Committee will calculate a Member’s vested Plan Benefit (determined under Section 4.00) and distribute that Plan Benefit for fifteen (15) years in substantially equal quarterly installments beginning on the later of [a] the first day of the calendar quarter that begins after the Member’s Normal Retirement Age or [b] the first day of the calendar quarter that begins after the Member’s Termination.

[Note: Old Section 5.02, regarding the optional election to receive Plan Benefits beginning at age 60, was removed because Members were not making the election and it posed potential Code Section 409A issues.]

5.02 Effect of Death. If a Member dies before distribution of his or her Plan Benefit has begun, the Member’s Plan Benefit will be paid to his or her Beneficiary in accordance with the provisions of Section 5.01, beginning the first day of the calendar quarter following the Member’s death. If a Member dies after distribution of his or her Plan Benefit has begun to be made to him or her, payments will continue, in the same form and amount, to the Member’s Beneficiary.

5.03 Limited Cash-Out. Notwithstanding any provision in the Plan to the contrary, the Corporation, in its sole discretion, may require a lump sum distribution of a Member’s Plan Benefit if: [1] the distribution results in the termination and liquidation of the entirety of the Member’s interest under the Plan and all agreements, methods, programs or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation Section 1.409A-1(c)(2); and [2] the aggregate distribution under the arrangements is not greater than the applicable dollar amount under Code Section 402(g)(1)(B), as in effect in the year of distribution.

5.04 Distributions to Key Employees. Notwithstanding any provision in the Plan to the contrary, any Plan Benefit payable to a Key Employee upon a Termination will not be (or begin to be) distributed until the earlier of [a] six (6) months after the date on which the Key Employee Terminates or [b] the date on which the Key Employee dies. The first payment to be made shall include the cumulative amount (if any) of any amounts that could not be paid during such postponement period.

5.05 Payments Upon Income Inclusion Under Code Section 409A. The Corporation may accelerate the time or schedule of a payment to a Member to pay an amount the Member includes in income as a result of the Plan failing to meet the requirements of Code Section 409A. Such payment shall not exceed the amount required to be included in income as a result of the failure to comply with Code Section 409A.

6.00 Taxes

6.01 Withholding for Taxes Due on Plan Payments. Regardless of any other provision of this Plan, any payment due under Section 5.00 will be reduced by the amount of any federal, state and local income and wage taxes the Employer is required to withhold under any applicable law or regulation from such payment.

6.02 Withholding for Taxes Due Before Payments Begin. Subject to any limit prescribed under Code Section 409A and Treasury Regulation Section 1.409A-3(j)(4)(vi), the Committee and each Member will agree on the method to be applied to pay the Member’s portion of any employment, wage and other taxes imposed under any applicable law or regulation on any Plan Benefit before that benefit is paid to the Member. Subject to any limit prescribed under Code Section 409A, if the Committee and the Member fail to agree on the method to be applied, the Employer will [1] withhold the amount of the Member’s liability from his or her other compensation, or [2] if no other compensation is then payable to the Member, such Member shall remit to the Corporation an amount sufficient to satisfy the Member’s liability.

7.00 Administration

7.01 Committee. The Corporation will be the “plan administrator” with respect to the Plan as such term is defined under ERISA. The Committee will be responsible for administering the Plan.

7.02 Committee Procedure. The Committee will keep minutes of its proceedings and, with the assistance of the Administrator, all data, records and documents pertaining to the Committee’s administration of the Plan. The Committee will act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Committee. A member of the Committee who is also a Member hereunder will not vote or act upon any matter relating solely to himself.

7.03 Authority. The Committee, on behalf of the Members, will enforce the Plan in accordance with its terms, will be charged with the general administration of the Plan and will have full discretionary authority to manage and control the operation and administration of the Plan, including but not by way of limitation, the following authority:

[1] To determine all questions relating to the eligibility of employees to participate;

[2] To determine the identity of all Members;

[3] To certify the amount and kind of benefits, as calculated by the Administrator, payable to Members;

[4] To authorize all disbursements from the Plan;

[5] To maintain, with the assistance of the Administrator, all the necessary records for the administration of the Plan;

[6] To interpret the provisions of the Plan and to make and publish such rules for the regulation of the Plan as are not inconsistent with the terms thereof;

[7] To determine all questions arising with respect to the Plan’s operation; and its interpretations and determinations, made in good faith, will be final and conclusive on all parties; and

[8] To allocate or delegate, at its discretion and to the extent it considers appropriate, the powers and duties described in Sections 7.03[3], [4] and [5] to one or more persons of its selection and to engage persons to advise or render assistance to the Committee or any fiduciary with respect to the Plan.

7.04 Information to the Committee. To enable the Committee to perform its functions, the Employers will fully and timely provide information to the Committee on all matters relating to the compensation of all Participants, their continuous service and regular employment, their retirement, death or the cause for Termination and such other pertinent facts as the Committee may require.

7.05 Resignation. Any member of the Committee may resign at any time by submission of a written notice of resignation to the Secretary of the Corporation. No bond or other security will be required of any member of the Committee. No compensation will be paid to any member of the Committee for his services as a member.

7.06 Expenses. All expenses pertaining to the maintenance of this Plan incurred by the Committee or its delegees will be borne by the Employers.

7.07 Records. The Committee will keep such records as it deems necessary or appropriate in connection with administration of the Plan.

7.08 Agents. The Committee, at any time, may employ any person or entity to perform any act, keep any records or accounts or make any computations which are required of the Employers or the Committee under the Plan and may compensate said person or entity therefor; and such employment will not be deemed to be contrary to, or inconsistent with, the provisions of this Plan. In the event of such employment, neither the Committee nor the Employers will be liable for any errors, omissions or malfeasance of such person or entity.

7.09 Claims Procedure.

[1] Any Member or Beneficiary or estate of a Member (the “claimant”) who believes that he, she or it is entitled to an unpaid Plan benefit or that wishes to resolve a dispute or disagreement which arises under, or in any way relates to, the interpretation or construction of the Plan may file a claim with the Administrator.

[2] If the claim is wholly or partially denied, the Administrator will, within a reasonable period of time, and within ninety (90) days of the receipt of such claim, or if the claim is a claim on account of Disability, within forty-five (45) days of the receipt of such claim, provide the claimant with written notice of the denial setting forth in a manner calculated to be understood by the claimant:

[a] The specific reason or reasons for which the claim was denied;

[b] Specific reference to pertinent Plan provisions, rules, procedures or protocols upon which the Administrator relied to deny the claim;

[c] A description of any additional material or information that the claimant may file to perfect the claim and an explanation of why this material or information is necessary;

[d] An explanation of the Plan’s claims review procedure and the time limits applicable to such procedure and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination upon review; and

[e] In the case of an adverse determination of a claim on account of Disability, the information to the claimant shall include, to the extent necessary, the information set forth in Department of Labor Regulation Section 2560.503-1(g)(1)(v).

If special circumstances require the extension of the forty-five (45) day or ninety (90) day period described above, the claimant will be notified before the end of the initial period of the circumstances requiring the extension and the date by which the Administrator expects to reach a decision. Any extension for deciding a claim will not be for more than an additional ninety (90) day period, or if the claim is on account of Disability, for not more than two additional thirty (30) day periods.

[3] If a claim has been wholly or partially denied, the affected claimant, or such claimant’s authorized representative, may:

[a] Request that the Administrator reconsider its initial denial by filing a written appeal within sixty (60) days after receiving written notice that all or part of the initial claim was denied (one hundred eighty (180) days in the case of a denial of a claim on account of Disability);

[b] Review pertinent documents and other material upon which the Administrator relied when denying the initial claim; and

[c] Submit a written description of the reasons for which the claimant disagrees with the Administrator’s initial adverse decision.

An appeal of an initial denial of benefits and all supporting material must be made in writing within the time periods described above and directed to the Administrator. The Administrator is solely responsible for reviewing all benefit claims and appeals and taking all appropriate steps to implement its decision.

The Administrator’s decision on review will be sent to the claimant in writing and will include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions, rules, procedures or protocols upon which the Administrator relied to deny the appeal. The Administrator will consider all information submitted by the claimant, regardless of whether the information was part of the original claim. The decision will also include a statement of the claimant’s right to bring an action under ERISA Section 502(a).

The Administrator’s decision on review will be made not later than sixty (60) days (forty-five (45) days in the case of a claim on account of Disability) after his or her receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered as soon as possible, but not later than one hundred and twenty (120) days (ninety (90) days in the case of a claim on account of Disability) after receipt of the request for review. This notice to the claimant will indicate the special circumstances requiring the extension and the date by which the review official expects to render a decision and will be provided to the claimant prior to the expiration of the initial forty-five (45) day or sixty (60) day period.

In the case of a claim on account of Disability: [i] the review of the denied claim shall be conducted by a named fiduciary who is neither the individual who made the benefit determination nor a subordinate of such person; and [ii] no deference shall be given to the initial benefit determination. For issues involving medical judgment, the named fiduciary must consult with an independent health care professional who may not be the health care professional who decided the initial claim.

To the extent permitted by law, the decision of the claims official (if no review is properly requested) or the decision of the review official on review, as the case may be, will be final and binding on all parties. No legal action for benefits under the Plan will be brought unless and until the claimant has exhausted such claimant’s remedies under this Section.

8.00 Plan Amendment

The Corporation has the right, at any time, by an instrument in writing, to modify, alter or amend the Plan, in whole or in part. Except as permitted by Code Section 411(d)(6) (applied as if the Plan was a tax-qualified plan), no amendment to the Plan will reduce the Member’s accrued Plan Benefit. The Board, an executive committee of the Board or other committee of the Board or any executive officer to which or whom the Board delegates discretionary authority with respect to the Plan may exercise the Corporation’s right to amend the Plan. Notwithstanding anything to the contrary in this Plan, as a condition of earning a Plan Benefit, each Member agrees (without further consideration) to any amendments necessary to avoid penalties under Code Section 409A.

9.00 Termination of Plan

9.01 No Contractual Obligation. The Plan may be wholly discontinued or terminated at any time by action of the Corporation or may be terminated at any time as to its own employees by any Employer.

9.02 Vesting Upon Termination of the Plan. Upon termination or partial termination of the Plan (within the meaning of Code Section 411(d)(3), applied as if the Plan is a tax-qualified plan), the rights of all affected Members (with respect to whom the Plan is deemed terminated) to Plan Benefits accrued to the date of such termination or partial termination will be deemed fully vested.

9.03 Distribution of Plan Benefits After Termination of the Plan. Except to the extent permitted under Code Section 409A and Treasury Regulation Section 1.409A-3(j)(4)(ix), termination of the Plan will not accelerate the distribution of any Plan Benefits. Instead, Plan Benefits will be distributed on the date(s) the Plan Benefits would have been paid had the Plan not been terminated.

9.04 Successor Employer. If an Employer dissolves, reorganizes, merges into or consolidates with another entity, provision may be made by which the successor will continue the Plan, in which case the successor will be substituted for the Employer under the terms and provisions of this Plan. The substitution of the successor for the Employer will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Employer under the Plan.

10.00 Beneficiaries

10.01 Beneficiaries. Each Member may from time to time designate one or more persons (who may be any one or more members of such person’s family or other persons, administrators,

trusts, foundations or other entities) as his or her Beneficiary under the Plan. Such designation shall be made in a form prescribed by the Committee. Each Member may at any time and from time to time, change any previous Beneficiary designation, without notice to or consent of any previously designated Beneficiary, by amending his or her previous designation in a form prescribed by the Committee. If the Beneficiary does not survive the Member (or is otherwise unavailable to receive payment) or if no Beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Member’s surviving spouse or, if there is no surviving spouse, the Member’s estate. If more than one person is the Beneficiary of a deceased Member, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated in the applicable form. If a Beneficiary who is receiving benefits dies, all benefits that were payable to such Beneficiary shall then be payable to the estate of that Beneficiary.

10.02 Lost Member and/or Beneficiary. All Members and Beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid. Under no circumstances shall any amount under this Plan escheat to any governmental authority.

11.00 Funding

This Plan constitutes an unfunded, unsecured promise by the Employer to pay only those benefits that are accrued by Members under the terms of the Plan. Neither the Corporation nor any other Group Member is required to segregate any assets into a fund established exclusively to pay Plan Benefits. Also, Members have only the rights of a general unsecured creditor and do not have any interest in or right to any specific asset of any Group Member. Nothing in this Plan constitutes a guaranty by any Group Member or any other entity or person that the assets of the Employers or any other entity will be sufficient to pay Plan Benefits.

12.00 Miscellaneous

12.01 No Contract. The adoption and maintenance of this Plan will not be deemed to constitute a contract of employment or otherwise between any Group Member and any Member or other person, and will not be a consideration for or an inducement or condition of any employment. Nothing contained herein will be deemed to give to any Member or other person the right to be retained in the service of any Group Member or to interfere with the right of any Group Member (which right is expressly reserved) to discharge, with or without Cause, a Member or other person at any time without any liability for any claim either against the Plan (except to the extent provided herein) or against the Group Member.

12.02 No Alienation. None of the benefits, payments, proceeds, claims or rights of any Member hereunder will be subject to any claims of any creditor or to attachment or garnishment or other legal process by any creditor, nor will any such Member have any right to alienate, anticipate, commute, pledge, encumber or assign any claim or right hereunder or any of the benefits or payments or proceeds which he may expect to receive, contingent or otherwise, under the provisions hereof. In the event any person attempts to take any action contrary to the provisions of this Section 12.02, [1] such action will be null and void and of no effect whatsoever; [2] the Employers, the Corporation and the Committee may disregard such action and will not be in any manner bound thereby; and [3] the Employers, the Corporation and the Committee will suffer no liability by reason thereof. If any Member or other person attempts to take any action contrary to this Section 12.02, each Employer, the Corporation and the Committee will be reimbursed and indemnified on demand out of the interest of such Member in the Plan for any loss, cost or expense incurred as a result of disregarding or of acting in disregard of such action.

12.03 Applicable Law. This Plan will be construed, administered and governed in all respects under and by the laws of the State of Ohio, except to the extent that such laws are preempted by applicable federal law.

12.04 Headings. Headings and subheadings in this agreement are inserted for convenience of reference only. They constitute no part of the Plan.

12.05 Gender. The masculine gender will include the feminine; and wherever appropriate, the singular will include the plural or the plural may be read as the singular.

12.06 Mistakes and Misstatements. In the event of a mistake or a misstatement by a Member as to any item of information that is furnished pursuant to the terms of the Plan that has an effect on the amount paid or to be paid to such Member, or a mistake by the Plan as to the amount paid or to be paid to a Member, the Committee will take such action as in its judgment will accord to such person the payment to which he is properly entitled under the Plan. The action to be taken by the Committee will include, without limitation, the reduction of future payments to the Member, the restatement of such person’s accrued Plan Benefit on the books and records of the Committee and the Corporation or a request of the Member that the amounts paid in error to such person be repaid.

12.07 Limitations on Payment. If, in the judgment of the Committee, a Member is legally, physically or mentally incapable of personally receiving and executing a receipt for any distribution or payment due him under the Plan, the distribution or payment may be made to the person’s guardian or other legal representative (or, if none is known, to any other person or institution who has custody of the person), and that distribution or payment will constitute a full discharge of any obligation with respect to the amount paid or distributed.

12.08 Invalid Provision. If any provision of this Plan is held to be illegal or invalid for any reason, the Plan will be construed and enforced as if the offending provision had not been included in the Plan. However, that determination will not affect the legality or validity of the remaining parts of this Plan.

12.09 One Plan. This Plan may be executed in any number of counterparts, each of which will be deemed to be an original.

12.10 Coordination with Other Plans. Members’ rights to any benefits accrued or payable under this Plan will be determined solely by reference to the terms of this Plan document and to the terms of the Qualified Plan document and will be unaffected by any other document or agreement between Members and the Employers.

12.11 Extension of Plan to Group Members. By action of its Board, the Corporation may extend participation of this Plan to other Group Members but only if the board of directors or governing body of the other Group Members accept participation in the Plan, agree to the terms of the Plan and delegate to the Corporation and the Committee the authority to amend, terminate and administer the Plan according to its terms.

12.12 Code Section 409A Compliance. It is intended that this Plan comply with Code Section 409A and the Treasury Regulations promulgated thereunder (and any subsequent IRS notices or guidance), and, to the maximum extent permitted by law, this Plan shall be interpreted, administered and operated in good faith accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Member.

GREIF, INC.

Signature:	/s/ Michael J. Gasser
Name:	Michael J. Gasser
Title:	Chairman of the Board of Directors and Chief Executive Officer

GREIF, INC.

SECOND AMENDED AND RESTATED

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ENROLLMENT FORM

1.00 Notice of Participation and Percentage of Average Annual SERP Compensation

You have been selected to participate in the Greif, Inc. Second Amended and Restated Supplemental Executive Retirement Plan (the “Plan”). However, there are several things you should know.

First, if you were a party to an individual deferred compensation agreement entered into before the Restatement Effective Date, this Plan supersedes and replaces the provisions of that agreement.

Second, your participation is subject to the terms and conditions specified in the Plan (a complete copy of which is attached) and in this Enrollment Form.

Third, your designated percentage of your Average Annual SERP Compensation under the Plan has been separately communicated.

Fourth, several terms used in this Enrollment Form are defined in the Plan. These terms are capitalized. To be sure that you understand the effect of your participation in the Plan, you should review the Plan document carefully.

2.00 Instructions for Completing This Enrollment Form

You must complete, sign and return this Enrollment Form to the Committee at the address shown at the end of this form before you may participate in the Plan.

3.00 Identification of Participant

Note: This part of the Enrollment Form must be completed whenever you file this form. Any revisions or elections made without completing this part of this form will be ignored. Please print.

Participant Name:
Soc. Sec. No.:
Date of Birth:
Address:

4.00 Distributions

Distribution of your Plan Benefit will begin shortly after your Normal Retirement Age (or, if later, the date you Terminate). If you die before benefit payments under the Plan have begun or before receiving the promised number of payments, a death benefit (as specified in the Plan) will be paid to your Beneficiary.

5.00 Beneficiary Designation

I hereby designate the following beneficiary(ies) to receive any and all benefits to which they may be entitled under the terms of the Plan:

Primary

Beneficiary Name:
Address:

Relationship:
Percentage: %

Beneficiary Name:
Address:

Relationship:
Percentage: %

Beneficiary Name:
Address:

Relationship:
Percentage: %

Contingent

Beneficiary Name:
Address:

Relationship:
Percentage: %

Beneficiary Name:
Address:

Relationship:
Percentage: %

Beneficiary Name:
Address:

Relationship:
Percentage: %

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6.00 Acknowledgement

I acknowledge and agree, on my own behalf and on behalf of my spouse, Beneficiary and my heirs and assigns, that [1] the Plan is unfunded and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined in the Employee Retirement Income Security Act of 1974, as amended), [2] I may lose all or part of my Plan Benefit (including any unpaid installments) if my Employer becomes bankrupt, [3] I may not earn a benefit for any period I am not an Eligible Employee, [4] I have read and understand the terms of the Plan, [5] any disputes relating to the Plan must be resolved through procedures described in Section 7.09 of the Plan, [6] if I was a party to an individual deferred compensation agreement prior to the Restatement Effective Date, the provisions of such individual agreement are void and of no effect as of the date of my participation in this Plan, [7] I am solely responsible for ensuring that the Committee’s files contain my current mailing address and that of my spouse and Beneficiary and [8] as a condition of earning a Plan Benefit, I agree (without any further consideration) to any amendments necessary to avoid penalties under Code Section 409A.

Date	Signature

Name (please print)

******************************************************************************

Return this signed Enrollment Form to the Committee at the following address:

Greif, Inc.

Attn: Michael L. Roane, Sr. Vice President of Global Human Resources

425 Winter Road

Delaware, Ohio 43015

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